Exhibit 99

Form 3 Joint Filer Information

Name: Anako Enterprises, Inc.
Address c/o Comprehensive Care Corporation, 3405 West Dr. Martin Luther King,
Jr., Boulevard, Suite 101, Tampa, Florida, 33607
Designated Filer: Stephen E. Kaye
Issuer & Ticker Symbol: Comprehensive Care Corporation
Relationship: 10% Beneficial Owner
Date of Event Requiring Statement: 1/20/2009

Name: Stephen E. Kaye
Address c/o Comprehensive Care Corporation, 3405 West Dr. Martin Luther King,
Jr., Boulevard, Suite 101, Tampa, Florida, 33607
Designated Filer: Stephen E. Kaye
Issuer & Ticker Symbol: Comprehensive Care Corporation
Relationship: 10% Beneficial Owner
Date of Event Requiring Statement: 1/20/2009